Exhibit 4.3

QUARK PHARMACEUTICALS, INC.

Fourth Amended and Restated Investor Rights Agreement

March 19, 2008

Page

SECTION 1	CERTAIN DEFINITIONS	2
1.1	“Commission”	2
1.2	“Common Stock	2
1.3	“Conversion Stock	2
1.4	“Eligible Investors	2
1.5	“Holder”	2
1.6	“Initiating Holders”	2
1.7	“Investors”	3
1.8	“Preferred Stock”	3
1.9	“Qualified Common Stock”	3
1.10	“Qualified Conversion Shares”	3
1.11	“Registrable Securities	3
1.12	“Registration Expenses”	3
1.13	“Restricted Securities”	4
1.14	“Securities”	4
1.15	“Securities Act”	4
1.16	“Selling Expenses”	4
1.17	“Warrants”	4

SECTION 2	REGISTRATION RIGHTS	4
2.1	Restrictions on Transferability	4
2.2	Restrictive Legend	4
2.3	Notice of Proposed Transfers	5
2.4	Requested Registration	6
2.5	Company Registration	8
2.6	Registration on Form S-3	9
2.7	Limitations on Subsequent Registration Rights	10
2.8	Expenses of Registration	10
2.9	Registration Procedures	10
2.10	Indemnification	11
2.11	Information by Holder	13
2.12	Rule 144 Reporting	13
2.13	Transfer of Registration Rights	13
2.14	Standoff Agreement	13
2.15	Termination of Registration Rights	14

-i-

(continued)

Page

SECTION 3	NEW ISSUANCE RIGHT OF FIRST REFUSAL	14
3.1	Right of First Refusal	14
3.2	Termination of Obligations	15

SECTION 4	RIGHT OF FIRST REFUSAL ON FOUNDER QUALIFIED COMMON STOCK SALES	15
4.1	Company Right	15
4.2	Notice of Company Acceptance	15
4.3	Investor Right	16
4.4	Notice of Investor Acceptance	16
4.5	Permitted Sales of Refused Securities	16
4.6	Closing	17
4.7	Further Sale	17

SECTION 5	CO-SALE RIGHTS ON FOUNDER QUALIFIED COMMON STOCK SALES	17
5.1	Right to Participate	17
5.2	Qualified Participation	17
5.3	Continuing Rights	18

SECTION 6	ADDITIONAL PROVISIONS RELATING TO RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS ON CERTAIN FOUNDER SALES	18
6.1	Invalid Transfers	18
6.2	Permitted Transfers	18
6.3	Termination of Rights	18
6.4	Legends	19

SECTION 7	CERTAIN COVENANTS OF THE COMPANY AND THE INVESTORS	19
7.1	Certain Covenants Involving Investors Other Than the Series F Investors	19
7.2	Covenants Involving Only the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series G Investors and the Series H Investors	21
7.3	Termination of Covenants and Certain Rights of the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series G Investors and the Series H Investors	23

-ii-

(continued)

Page

SECTION 8	MISCELLANEOUS	24
8.1	Governing Law	24
8.2	Entire Agreement; Amendment	24
8.3	Notices	25
8.4	Successors and Assigns	25
8.5	Delays or Omissions	25
8.6	Expenses	26
8.7	Attorneys’ Fees	26
8.8	Reverse Stock Split	26
8.9	Arbitration	26
8.10	Counterparts	27
8.11	Severability	27
8.12	Titles and Subtitles	27

-iii-

QUARK PHARMACEUTICALS, INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of the 19th of March, 2008 by and among Quark Pharmaceuticals, Inc., a California corporation (the “Company”), the purchasers of shares of Series A Preferred Stock of the Company (the “Series A Investors”) pursuant to the Series A Preferred Stock Purchase Agreement dated as of February 18, 1994 (the “Series A Agreement”), the purchasers of Series B Preferred Stock of the Company (the “Series B Investors”) pursuant to the Series B Preferred Stock Purchase Agreement dated as of June 1, 1995 (the “Series B Agreement”), the purchasers of Series C Preferred Stock of the Company (the “Series C Investors”) pursuant to the Series C Preferred Stock Purchase Agreement dated as of October 3, 1996, as amended April 19, 1997 (the “Series C Agreement”), the purchaser of Series D Preferred Stock of the Company (the “Series D Investor”) pursuant to the Series D Preferred Stock Purchase Agreement dated as of August 28, 1997 (the “Series D Agreement”), the purchasers of Series E Preferred Stock of the Company (the “Series E Investors”) pursuant to the Series E Preferred Stock Purchase Agreement dated December 17, 1999 (the “Series E Agreement”), the purchasers of Series F Preferred Stock of the Company (the “Series F Investors”) pursuant to the Series F Preferred Stock Purchase Agreement dated March 26, 2001 (the “Series F Agreement”), the purchasers of Series G Preferred Stock of the Company (the “Series G Investors”) pursuant to the Series G Preferred Stock and Warrant Purchase Agreement dated December 27, 2005 (the “Series G Agreement”), the purchasers of Series H Preferred Stock of the Company (the “Series H Investors”) pursuant to the Series H Preferred Stock Purchase Agreement dated as of even date herewith (the “Series H Agreement”), the holders of Common Stock of the Company listed on Exhibit A (the “Common Holders”) and those persons listed on Exhibit B (collectively, the “Founders” and each individually a “Founder”).

RECITALS

A.           The Company, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series F Investors, the Series G Investors, the Common Holders, and the Founders are parties to that certain Third Amended and Restated Investor Rights Agreement dated as of December 27, 2005, as amended by Amendment No. 1 effective February 12, 2007 (together, the “Prior Investor Rights Agreement”).

B.           The Series H Investors, in connection with the proposed purchase of up to 5,400,000 shares of the Company’s Series H Preferred Stock pursuant to the Series H Agreement (the “Shares” or “Series H Preferred”) desire to obtain certain rights pursuant to this Agreement.

C.           In order to induce the Series H Investors to purchase the Shares, the Prior Investor Rights Agreement is hereby amended in its entirety and restated herein.  Such amendment and restatement is effective upon the execution of this Agreement by the Company, a Super Majority-in-Interest (as defined in the Prior Investor Rights Agreement), holders of a majority of the Qualified Conversion Shares (as defined in the Prior Investor Rights Agreement) held by the Founders, and holders of a majority-in-interest of the Conversion Stock issued or issuable to the Series G Investors, all as of the date of this Agreement.  Upon such execution, all provisions of, rights granted and covenants made in the Prior Investor Rights Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Series H Agreement.

NOW, THEREFORE, the parties agree to amend and restate the Prior Investor Rights Agreement in its entirety as follows:

SECTION 1

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2           “Common Stock” shall mean the Class A Common Stock Voting of the Company.

1.3           “Conversion Stock” shall mean the Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued pursuant to the Series A Agreement (the “Series A Preferred”), the Series B Preferred Stock issued pursuant to the Series B Agreement (the “Series B Preferred”), the Series C Preferred Stock issued pursuant to the Series C Agreement (the “Series C Preferred”), the Series D Preferred Stock issued pursuant to the Series D Agreement (the “Series D Preferred”), the Series E Preferred Stock issued pursuant to the Series E Agreement (the “Series E Preferred”), the Series F Preferred Stock issued pursuant to the Series F Agreement (the “Series F Preferred”), the Series G Preferred Stock issued pursuant to the Series G Agreement (the “Series G Preferred”), the Series H Preferred issued pursuant to the Series H Agreement, and the Common Stock issued or issuable upon exercise of the Warrants.

1.4           “Eligible Investors” shall mean for purposes of Section 4, Section 5 and Section 6, the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series F Investors, the Series G Investors and the Series H Investors.

1.5           “Holder” shall mean any Founder or Investor holding Registrable Securities and any person holding Registrable Securities to whom the rights under Section 2 hereof have been transferred in accordance with Section 2.13 of this Agreement.

1.6           “Initiating Holders” shall mean any Investor or transferees of any Holder under Section 2.13 who in the aggregate are holders of greater than thirty-three percent (33%) of the Registrable Securities.

1.7           “Investors” means, except as otherwise defined in Section 7.1, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series F Investors, the Series G Investors and the Series H Investors, and “Investor” shall mean any one of them.

1.8           “Preferred Stock” means the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred, the Series G Preferred and the Series H Preferred.

1.9           “Qualified Common Stock” means the Common Stock, excluding Conversion Stock.

1.10         “Qualified Conversion Shares” means the Common Stock issued or issuable upon conversion of the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred, the Series G Preferred and the Series H Preferred, and the Common Stock issued or issuable upon exercise of the Warrants.

1.11         “Registrable Securities” shall mean (i) the Conversion Stock; (ii) Qualified Common Stock held by any Founder; (iii) any Common Stock acquired (or issuable upon conversion of Preferred Stock acquired) pursuant to the exercise of the right of first refusal in Section 3.1 of this Agreement or pursuant to the exercise of the right of first refusal in Section 4.3 of this Agreement (including any shares issued by virtue of such shares upon any stock split, stock dividend, recapitalization (that does not change in any material respect the economic relationship of the then existing shareholders) or similar event (a “Recapitalization”)); and (iv) any Common Stock or other Securities issued or issuable in respect of the Qualified Common Stock or Conversion Stock issued or issuable upon any Recapitalization or any Common Stock otherwise issued or issuable with respect to the Preferred Stock, provided, however, that shares of Common Stock or other Securities shall no longer be treated as Registrable Securities after (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, pursuant to Rule 144 or otherwise, or (B) such Common Stock or other Securities are available for sale, in the opinion of counsel to the Company, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

1.12         “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.4, 2.5 and 2.6, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and expenses of one counsel for all Holders in the event of the exercise of any demand registration provided for in Section 2.4.

1.13           “Restricted Securities” shall mean Securities required to bear the legend set forth in Section 2.2.

1.14           “Securities” shall mean (i) the Company’s equity or debt securities, (ii) rights, options or warrants to subscribe for, purchase or otherwise acquire any equity or debt security of the Company and (iii) any agreement or commitment to issue any of the foregoing.

1.15           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.16           “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder

1.17           “Warrants” shall mean those warrants to purchase Common Stock of the Company issued to Series G Investors as part of the Series G Agreement.

SECTION 2

REGISTRATION RIGHTS

2.1           Restrictions on Transferability. The Preferred Stock and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred Stock and the Conversion Stock held by an Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 2.

2.2           Restrictive Legend. Each certificate representing (i) the Series A Preferred, (ii) the Series B Preferred, (iii) the Series C Preferred, (iv) the Series D Preferred, (v) the Series E Preferred, (vi) the Series F Preferred, (vii) the Series G Preferred, (viii) the Series H Preferred, (ix) the Conversion Stock and (x) any other Securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AT ITS REQUEST AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Certificates representing Securities issued by the Company under Regulation S of the Securities Act shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US. SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” AS THAT TERM IS DEFINED IN RULE 901 OF REGULATION S OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AT ANY TIME PRIOR TO ONE (1) YEAR AFTER [the date of issuance] EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.

Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Conversion Stock in order to implement the restrictions on transfer established in Section 2.1 and this Section 2.2.

2.3           Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of Restricted Securities by any of the Investors to any of its partners or members, or retired partners or members, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, including whether or not the proposed transferee is an accredited investor as defined in Regulation D under the Securities Act, and, if requested by the Company, shall be accompanied, at such holder’s expense, by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. It is agreed that the Company will not request an opinion of counsel for the holder for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of the Company, and in any case the Company will not request an opinion of counsel for the holder for transactions made in reliance on Rule 144(k) under the Securities Act. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

2.4           Requested Registration.

(a)           Request for Registration. In case the Company shall receive from Initiating Holders a written request (a “Demand Request”) that the Company effect any registration, qualification or compliance with respect to Registrable Securities, the Company will:

(i)           promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii)          as soon as practicable, use its diligent efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(A)           In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B)           During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of any registration statement (provided that (i) the Company actually files a registration statement within such time period, (ii) the period of delay or deferral shall end upon the expiration of such sixty (60)-day period if such registration statement is not filed by such time, and (iii) the Company shall not exercise the right to defer registration granted pursuant to this paragraph (B) more than one time in any twelve-month period), and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(C)           Unless the Registrable Securities sought to be registered by all Initiating Holders pursuant to this Section 2.4 comprises at least fifteen percent (15%) of all their outstanding Registrable Securities, except that such fifteen percent (15%) requirement shall not apply if the anticipated aggregate offering price, net of underwriting discounts and commissions, of all Registered Securities sought to be registered by all Initiating Holders and other Holders pursuant to this Section 2.4, would exceed $3,000,000;

(D)           After the Company has effected two such registrations pursuant to this Section 2.4(a), and such registrations have been declared or ordered effective and the Registrable Securities offered pursuant to such registrations have been sold; or

(E)           If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.4 shall be deferred for a period not to exceed the earlier of (i) the date ninety (90) days from the later of the end of the Lock-Up Period (as defined in Section 2.14) and the date of receipt by the Company of the Demand Request from the Initiating Holders, and (ii) the filing date of the Company’s first periodic report filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act after the receipt by the Company of the Demand Request the from Initiating Holders; provided, however, that the Company shall not exercise the right to defer registration granted pursuant to this paragraph (E) more than one time in any twelve-month period.

In no event shall the Company be required to file a registration statement under this Section 2.4 until after the expiration of the Lock-Up Period following the initial public offering of the Company’s securities.  Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but in any event within one hundred twenty (120) days of such request or requests.

(b)           Underwriting. In the event that a registration pursuant to Section 2.4 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.4(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.4, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval. Notwithstanding any other provision of this Section 2.4, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. Any Registrable Securities excluded or withdrawn from such underwriting, in the event that such underwriting represents the initial underwritten public offering of the Company’s Securities, shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities calculated in the same manner used in this Section 2.4(b) in determining the allocation of shares to be sold when subject to an underwriter limitation.

2.5           Company Registration.

(a)           Notice of Registration. If at any time or from time to time the Company shall determine to register any of its Securities, either for its own account or the account of a security holder or holders, other than (i) a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company to the public if (x) the price per share (determined without regard to underwriter commissions and expenses) is not less than $7.50 (as adjusted for Recapitalizations after the date hereof), and (y) the aggregate gross proceeds to the Company are not less than $20,000,000 (or its equivalent if the primary listing of shares is on a non-U.S. exchange or over-the-counter market) before deduction of underwriting discount and commissions (a “Qualified IPO”), (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

(i)           promptly give to each Holder written notice thereof; and

(ii)          include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

(b)           Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.5(a)(i). In such event the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Securities through such underwriting shall (together with the Company and the other holders distributing their Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit (or exclude entirely) the shares held by holders of registration rights (other than Holders) and following exclusion of all such shares, Registrable Securities that may be included in such registration. The Company shall advise all Holders and other holders exercising their registration rights to distribute their Securities through such underwriting of any such limitation, and shall first limit (or exclude entirely) the shares held by holders of registration rights (other than the Holders), and following exclusion of all such shares, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders exercising their registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder or holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Securities excluded or withdrawn from such underwriting, in the event that such underwriting represents the initial underwritten public offering of the Company’s securities, shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c)           Right to Terminate Registration. If the Company reasonably determines that a registration initiated by it under this Section 2.5 is not in the best interest of the Company, the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.5 prior to the effectiveness of such registration whether or not any Holder has elected to include Securities in such registration.

2.6           Registration on Form S-3.

(a)           If any Holder whose Registrable Securities sought to be registered pursuant to this Section 2.6 comprises at least two percent (2%) of the Company’s outstanding Common Stock (assuming conversion of all convertible Securities and the exercise of all outstanding options and warrants) (a “Major Holder”), requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall: (i) promptly give written notice of the proposed registration to all other Holders of Registrable Securities and (ii) use its best efforts to cause, as soon as practicable, all Registrable Securities to be registered as may be so requested for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Major Holder or other Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) such registrations for each Major Holder pursuant to this Section 2.6 per twelve month period. The substantive provisions of Section 2.4(b) shall be applicable to each registration initiated under this Section 2.6.

(b)           Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.6: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) if the Company shall furnish to such Major Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed the earlier of (i) the date ninety (90) days from the receipt by the Company of the request to file such registration by such Major Holder, or (ii) the filing date of the Company’s first periodic report filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act after the receipt by the Company of the request to file such registration by such Major Holder, provided, however, that the Company shall not exercise the right to defer registration granted by this subparagraph (b)(ii) more than once in any twelve month period.

2.7           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any Securities of the Company registration rights with respect to such Securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

2.8           Expenses of Registration.

(a)           All Registration Expenses incurred in connection with all registrations pursuant to Sections 2.4 and 2.5, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to Registrable Securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities so registered.

(b)           All Registration Expenses and Selling Expenses incurred in connection with a registration pursuant to Section 2.6 shall be borne pro rata by the Holder whose Registrable Securities are included in the registration on Form S-3 according to the number of Registrable Securities included in such registration.

2.9           Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to the Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will with all deliberate speed:

(a)           Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed;

(b)           Furnish to the Holders participating in such registration and to the underwriters of the Securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Securities;

(c)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement;

(d)           Use its best efforts to register and qualify the Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.10        Indemnification.

(a)           The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to the Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b)           Each Holder will, if Registrable Securities held by such Holder are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s Securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

(c)           Each party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

2.11        Information by Holder. The Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.11.

2.12        Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)           So long as an Investor owns any Restricted Securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such Restricted Securities without registration.

2.13        Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted the Investors under Sections 2.4, 2.5 and 2.6 may be assigned (i) in connection with transactions involving the distribution without consideration of Registrable Securities by any of the Investors, to any of its partners or retired partners or the estate of any of its partners or members or retired partners or members, or (ii) to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by an Investor, provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws and Sections 2.2 and 2.3, and (b) such assignee or transferee acquires at least one hundred thousand (100,000) shares of Conversion Stock (adjusted for Recapitalizations after the date of this Agreement).

2.14        Standoff Agreement. Each Holder agrees in connection with the Company’s initial public offering of the Company’s Securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company’s Securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days or such longer period, not to exceed thirty-four (34) days after the expiration of the one hundred eighty (180)-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation (the “Lock-Up Period”)) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions with respect to all of their shares.

2.15        Termination of Registration Rights. The registration rights granted pursuant to this Section 2 shall terminate as to each Holder at such time as a public market for the Company’s Common Stock exists and all Registrable Securities held by such Holder may, in the opinion of counsel to the Company (which opinion shall be concurred in by counsel for such Holder), be sold within a given three month period pursuant to Rule 144 or any other applicable exemption that allows for resale free of registration.

SECTION 3

NEW ISSUANCE RIGHT OF FIRST REFUSAL

3.1           Right of First Refusal.

(a)           The Company hereby grants to each holder of Preferred Stock and each Common Holder a right of first refusal (the “New Issuance Right of First Refusal”) to purchase all (or any part) of such holder’s pro rata portion of any New Securities (as defined in this Section 3.1) that the Company may, from time to time, propose to sell and issue. Such pro rata portion, for purposes of this New Issuance Right of First Refusal, shall be the ratio of (X) such holder’s Common Stock, including Common Stock issued or issuable pursuant to conversion of such holder’s Preferred Stock to (Y) the sum of the total number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock then outstanding and the Common Stock then held by the Common Holders. This New Issuance Right of First Refusal shall be subject to the following provisions:

(i)           “New Securities” shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and Securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that “New Securities” does not include (x) the shares of Common Stock that would not constitute Additional Shares of Common Stock under the Company’s Articles of Incorporation, as amended from time to time, and (y) shares of Series H Preferred issued pursuant to the Series H Agreement.

(ii)           In the event that the Company proposes to undertake an issuance of New Securities, it shall give each holder of Preferred Stock and each Common Holder written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the general terms upon which the Company proposes to issue the same and the holder’s pro rata share of the New Securities. Each such holder shall have ten (10) calendar days after receipt of such Notice to agree to purchase up to its pro rata share of such New Securities at the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(iii)           The Company shall have one hundred eighty (180) days following the ten (10) calendar day period specified above to sell, or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within such one hundred eighty (180) day period, the New Securities with respect to which the rights of the holders of Preferred Stock or Common Holders (as the case may be) were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s Notice. In the event the Company has not sold the New Securities within such one hundred eighty (180) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the holders of Preferred Stock and the Common Holders in the manner provided above.

3.2           Termination of Obligations. The obligations of the Company and the rights of the Investors and Common Holders set forth in this Section 3 shall terminate and be of no further force or effect immediately prior to the earliest of (i) as to an Investor or Common Holder, such time as the Investor or Common Holder no longer owns any Securities, (ii) the closing of a Qualified IPO, (iii) such time as the Company is subject to the reporting requirements of Sections 13 or 15(d) under the Exchange Act, or (iv) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company’s assets to another corporation, unless the shareholders of the Company immediately prior to such merger, consolidation or sale shall own more than fifty percent (50%) of the capital stock of such other corporation immediately after such merger, consolidation or sale (a “ Change of Control”).

SECTION 4

RIGHT OF FIRST REFUSAL ON FOUNDER QUALIFIED COMMON STOCK SALES

4.1           Company Right. At any time a Founder (a “Seller”) proposes to sell or otherwise dispose of for value to a third party (the “Proposed Transferee”) any Qualified Common Stock of the Company held by such Founder (the “Offered Securities”), the Seller shall first offer, in a writing delivered to the Company (the “Company Offer”), to sell the Offered Securities to the Company at the same price and on the same terms as proposed to be sold to the Proposed Transferee, which Company Offer shall remain open for a period of ten (10) calendar days after delivery thereof (unless terminated earlier by written notice from the Company declining to accept) (the “Company Offer Period”).

4.2           Notice of Company Acceptance. Notice of the Company’s election to accept, in whole or in part, a Company Offer shall be made by a writing signed by an officer of the Company specifying the portion of the Offered Securities that the Company elects to purchase, delivered to the Seller prior to the expiration of the Company Offer Period (the “Company Acceptance Notice”).

4.3           Investor Right. If the Company does not elect to purchase all of the Offered Securities, the Company shall give written notice to the Eligible Investors, and the Seller shall offer to sell to each Eligible Investor (i) that amount of the remaining Offered Securities multiplied by a fraction, the numerator of which is the aggregate number of shares of Qualified Common Stock and Qualified Conversion Shares held by or issuable to such Eligible Investor and the denominator of which is the total number of shares of Qualified Common Stock and Qualified Conversion Shares held by or issuable to all the Eligible Investors (the “Basic Amount”) and (ii) such additional portion of the remaining Offered Securities as any Eligible Investor indicates it will purchase should any of the Eligible Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”) and to which such Eligible Investor is entitled under Section 4.4 below, at the same price and on the same terms as those set forth in the Company Offer (the “Investor Offer”), which Investor Offer shall remain open for a period of fifteen (1 5) calendar days after delivery thereof (the “Investor Offer Period”).

4.4           Notice of Investor Acceptance. Notice of an Eligible Investor’s election to accept the Investor Offer (the “Acceptance Notice”), in whole or in part, shall be evidenced by a writing signed by such Eligible Investor, setting forth the amount that the Eligible Investor elects to purchase (and, if such Eligible Investor elects to purchase more than its Basic Amount, the Undersubscription Amount that such Eligible Investor elects to purchase), and delivered to the Seller prior to the end of the Investor Offer Period. If the Basic Amounts subscribed for by the Eligible Investors are less than the total amount of Offered Securities the Eligible Investors are entitled to purchase pursuant to Section 4.3, then each Eligible Investor specifying an Undersubscription Amount in its Acceptance Notice shall be entitled to purchase the Undersubscription Amount specified; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the total amount of Offered Securities the Eligible Investors are entitled to purchase and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Eligible Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as is determined by multiplying such Available Undersubscription Amount by a fraction, the numerator of which is the aggregate number of shares of Qualified Common Stock and Qualified Conversion Shares held by or issuable to such Eligible Investor and the denominator of which is the aggregate number of shares of Qualified Common Stock and Qualified Conversion Shares held by or issuable to the Eligible Investors who have subscribed for an Undersubscription Amount; provided further, however, that if, as a result of the allocation of the Available Undersubscription Amount described above, any Eligible Investor shall be allocated a number of Offered Securities greater than the number of Offered Securities it has indicated it is willing to purchase, it shall not be required to purchase such Offered Securities; rather such additional Offered Securities shall be reallocated in accordance with the above formula among the other Eligible Investors who have subscribed for an Undersubscription Amount. All amounts determined by the formula set forth in this Section 4.4 shall be subject to rounding by the Board of Directors of the Company to the extent it reasonably deems necessary.

4.5           Permitted Sales of Refused Securities. In the event that the amount of the Offered Securities the Company and the Eligible Investors elect to purchase does not equal the total amount of the Offered Securities, Seller shall have one hundred twenty (120) days from the expiration of the Investor Offer Period to sell, subject to Section 5 below, all or any part of the Offered Securities for which a Company Acceptance Notice or an Investor Acceptance Notice has not been given (the “Refused Securities”) to the Proposed Transferee at the same price and on the same terms as those set forth in the Company Offer.

4.6           Closing. The Company and the Eligible Investors shall purchase the amount of Offered Securities specified in each Company Acceptance Notice or Acceptance Notice, as the case may be, upon the terms and conditions specified in the Company Offer, promptly following delivery of such Company Acceptance Notice or Acceptance Notice; provided, however, that the consummation of such purchase shall be subject to the preparation, execution and delivery of a purchase agreement reasonably satisfactory to the Company and the Eligible Investors, as the case may be, and their respective counsel. In addition, Seller shall promptly remit to each Eligible Investor that portion of the sale proceeds to which each Eligible Investor is entitled by reason of its participation in the sale to the Proposed Transferee pursuant to Section 5 below.

4.7           Further Sale. Any Offered Securities not purchased by the Company, Eligible Investors or the Proposed Transferee in accordance with this Section 4 may not be sold or otherwise disposed of until they are again offered to the Company and the Eligible Investors in accordance with this Section 4.

SECTION 5

CO-SALE RIGHTS ON FOUNDER QUALIFIED COMMON STOCK SALES

5.1           Right to Participate. Each Eligible Investor shall have the right to participate in the sale to the Proposed Transferee upon the same terms and conditions as set forth in the Company Offer, subject to the terms and conditions set forth in this Section 5. An Eligible Investor shall exercise its right by delivering to the Seller, prior to the expiration of the Investor Offer Period, (i) written notice of its intention to participate, specifying the amount of shares such Eligible Investor desires to sell to the Proposed Transferee, and (ii) one or more certificates representing the number of shares which such Eligible Investor elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

5.2           Qualified Participation. Each Eligible Investor shall have the right to sell up to that number of shares equal to the product of (i) the amount of Offered Securities multiplied by (ii) a fraction, the numerator of which is the number of shares of Qualified Common Stock and Qualified Conversion Shares owned by such Eligible Investor, and the denominator of which is the total number of shares of Qualified Common Stock and Qualified Conversion Shares owned by the Seller and the Eligible Investors as a group. In the event that the Proposed Transferee together with the accepting Eligible Investors (if any) desire to purchase a number of shares of Common Stock different from the amount of the Offered Securities (the “New Amount”), the New Amount shall be substituted for the Offered Securities in the above equation for the purpose of determining each Eligible Investor’s participation rights. In the event of Eligible Investor participation, the amount of Offered Securities which Seller is entitled to sell on Seller’s own behalf pursuant to Section 4 hereof shall be reduced accordingly, and Seller shall include such Eligible Investor shares in the sale of the Offered Securities.

5.3           Continuing Rights. The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by a Seller shall not adversely affect an Eligible Investor’s right to participate in subsequent sales by the same or other Sellers pursuant to this Section 5.

SECTION 6

ADDITIONAL PROVISIONS RELATING TO RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS ON CERTAIN FOUNDER SALES

6.1           Invalid Transfers. Any sale, assignment or other transfer of Securities by a Seller contrary to the provisions of Section 4 and Section 5 hereof shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until the Seller has satisfied the requirements of Section 4 and Section 5 with respect to such sale. The Seller shall provide the Company and the Eligible Investors with written evidence that such requirements have been met or waived prior to consummating any sale, assignment or other transfer of Securities, and no Securities shall be transferred on the books of the Company until such written evidence has been received by the Company and the Eligible Investors.

6.2           Permitted Transfers.

(a)           Intra-Family and Other Transfers. Any Seller may transfer any Securities to the following (“Permitted Transferee”) without complying with Section 4 or Section 5 hereof: (i) to a member of such Seller’s immediate family, (ii) to a trust established by such Seller for the benefit of such Seller or such Seller’s immediate family by gift or inheritance or (iii) to any person or entity as a bona fide gift, provided, however, that no such transfer of Securities shall be effective unless and until the Permitted Transferee shall have executed such documentation, in form and substance satisfactory to the Company, evidencing the agreement by the Permitted Transferee to be bound by the provisions of this Agreement.

(b)           Exempt Transactions. The participation rights set forth in Section 5 above shall not apply to any pledge of the Company’s Common Stock made by a Seller which creates a mere security interest, provided, however, that the pledgee shall execute such documentation, in form and substance satisfactory to the Company evidencing the agreement by the pledgee to be bound by the provisions of this Agreement.

6.3           Termination of Rights. The obligations of the Founders and the rights of the Investors set forth in Section 4 and Section 5 shall terminate and be of no further force or effect immediately prior to the earliest of (i) as to an Eligible Investor, such time as the Eligible Investor no longer owns any Securities, (ii) the closing of a Qualified PO, (iii) such time as the Company becomes subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, or (iv) the occurrence of a Change of Control.

6.4           Legends.

(a)           Legend. Each certificate representing shares of the Common Stock of the Company now or hereafter owned by a Founder or sold or otherwise transferred to any Permitted Transferee shall be endorsed with the following legend:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

(b)           Legend Removal. The legend referred to in Section 6.4(a) shall be removed upon termination, in accordance with the provisions of Section 6.3 above, of the rights set forth in Section 4 and Section 5.

SECTION 7

CERTAIN COVENANTS OF THE COMPANY AND THE INVESTORS

7.1           Certain Covenants Involving Investors Other Than the Series F Investors. The following are covenants by and among the Company and the Investors. Solely for purposes of this Section 7.1, the term “Investor” or “Investors” shall refer only to the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investor, Series E Investors, the Series G Investors and the Series H Investors.

(a)           Financial Information.

(i)           As soon as practicable after the end of each fiscal year, and in any event within one hundred and twenty (120) days thereafter, the Company will mail to each Investor a consolidated statement of financial position of the Company, as of the end of such fiscal year, and a consolidated statement of operations and a consolidated statement of cash flows, for the year then ended, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

(ii)           As long as an Investor holds not less than (A) 100,000 shares of Series A Preferred (including shares of Common Stock issued upon conversion of the Series A Preferred), (B) 250,000 shares of Series B Preferred (including shares of Common Stock issued upon conversion of the Series B Preferred), (C) 80,000 shares of Series C Preferred (including shares of Common Stock issued upon conversion of the Series C Preferred), (D) 80,000 shares of Series D Preferred (including shares of Common Stock issued upon conversion of the Series D Preferred), (E) 100,000 shares of Series E Preferred (including shares of Common Stock based upon conversion of the Series E Preferred) (F) 1,000,000 shares of Series G Preferred (including shares of Common Stock based upon conversion of the Series G Preferred), or (G) 200,000 shares of Series H Preferred (including shares of Common Stock issued upon conversion of the Series H Preferred), as adjusted for Recapitalizations (collectively, the “Major Investors”), the Company will deliver or provide to each such Major Investor (A) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year an unaudited consolidated statement of financial position, consolidated statement of operations and consolidated statement of cash flows of the Company, certified by the Company’s Chief Financial Officer, (B) an annual operating plan approved by the Board of Directors, within the earlier of (i) thirty (30) days prior to the beginning of the fiscal year, and (ii) ten (10) days following its adoption by the Board of Directors, and (C) upon written request by a Major Investor, within thirty (30) days after the end of each month, unaudited monthly financial statements.

(iii)           The rights granted pursuant to Section 7.1 (a) may not be assigned or otherwise conveyed by an Investor except as provided in Section 7.2(a).

(b)           Confidentiality. Each Investor agrees that any information obtained by the Investor pursuant to this Section 7 that may be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. If the Investor requests in writing, the Company will identify in writing all information obtained by the Investor under this Section 7 that the Company considers confidential and that the Investor may not disclose without the Company’s prior written consent. Each Investor further acknowledges and understands that any information so obtained that may be considered “inside” non-public information will not be utilized by the Investor in connection with purchases or sales of the Company’s Securities except in compliance with applicable state and federal anti-fraud statutes. The provisions of this Section 7 shall not be in limitation of any rights that the Investor may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under the laws of the jurisdictions in which it is incorporated. The term “Investor” as used in this Section 7.2(b) includes all officers, directors, affiliates, agents and other representatives of the Investor. Notwithstanding the above, “confidential information” shall not include (i) information known to the public generally, (ii) information known to the Investor from an independent source prior to the receipt of such information from the Company and (iii) information required to be disclosed by the Investor by court order or otherwise required by law, provided, however, that in the event of a required disclosure pursuant to this clause (iii), the Investor shall give the Company prompt written notice of any such requirement so that the Company may seek a protective order or other appropriate remedy.

(c)           Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor.

(d)           Clinical Trial Reports. The Company will deliver or provide to each Series G Investor and Series H Investor, upon the written request of any such Series G Investor or Series H Investor, management reports regarding clinical trials, which shall include management’s review and analysis of data collected from such trials, as well as input from the Company’s medical and regulatory advisors, within thirty (30) days after completion of such trials. Such reports shall also include a certification from the Chief Executive Officer and Chief Technology Officer of the Company that the content of such reports is materially accurate and materially complete.

7.2          Covenants Involving Only the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series G Investors and the Series H Investors. The following are covenants by and among only the Company and the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series G Investors and the Series H Investors. Solely for purposes of this Section 7.2, unless otherwise expressly indicated, the term “Investor” or “Investors” shall refer only to the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series G Investors and the Series H Investors.

(a)           Assignment of Rights to Financial Information. The rights to Company financial information granted pursuant to Section 7.1(a) may not be assigned or otherwise conveyed by an Investor or by any subsequent transferee of any such rights without the prior written consent of the Company (which consent shall not be unreasonably withheld); provided, however, that, subject to Section 7.2(a), an Investor, after giving notice to the Company, may assign the rights granted pursuant to Section 7.1(a), to any transferee, other than a competitor of the Company, who acquires not less than (A) 250,000 shares of Series B Preferred, (B) 80,000 shares of Series C Preferred, (C) 80,000 shares of Series D Preferred, (D) 100,000 shares of Series E Preferred (E) 1,000,000 shares of Series G Preferred or (F) 200,000 shares of Series H Preferred (all as adjusted for Recapitalizations).

(b)           Proprietary Information Agreement. The Company shall ensure that future employees of the Company execute the Company’s standard proprietary information agreement and that future consultants of the Company execute similar proprietary information agreements with substantially the same effect.

(c)           Indemnification of the Series D Investor and the Series E Investors.

(i)           To the extent permitted by law, the Company shall indemnify and hold harmless the Series D Investor and each Series E Investor, each person who controls Series D Investor and each Series E Investor within the meaning of the Exchange Act (including, without limitation, Lawrence J. Ellison), and each of the respective members, managers, partners, officers, directors, employees, agents and affiliates of the foregoing (the “Investor Indemnitees”) from and against all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement and expenses (including, without limitations, attorneys’ fees and disbursements) relating to or arising out of any claim, demand or cause of action asserted by any third party as a result of (i) the Series D Investor’s or any Series E Investor’s position as a shareholder of the Company, or (ii) any of the transactions contemplated by the Series D Agreement or the Series E Agreement, as the case may be; provided, however, that the indemnification provided hereby shall not extend to costs, damages, judgment, amounts paid in settlement and expenses to the extent directly and primary attributable to activities of an Investor Indemnitee which involve a wrongful act or omission (including a breach) of the Series D Investor or any Series E Investor, an Investor Indemnitee or any agent thereof whether in violation of the Series D Agreement or the Series E Agreement or otherwise (an “Indemnifiable Claim”).

(ii)           The Company shall reimburse any Investor Indemnitees for all reasonable out-of-pocket expenses (including attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such Indemnifiable Claim (including any inquiry or investigation) whether or not an Investor Indemnitee is a party thereto. If an Investor Indemnitee makes a claim hereunder for payment or reimbursement of reasonable expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto, subject to an undertaking by each Investor Indemnitee to repay to the Company all reimbursed amounts as to which such Investor Indemnitee is subsequently determined by a court of competent jurisdiction not to be entitled to indemnification hereunder, even if the Company reserves the right to dispute whether the Series D Agreement or the Series E Agreement, as the case may be, requires the payment or reimbursement of such expenses.

(iii)           An Investor Indemnitee seeking indemnification hereunder shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Investor Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 7.2(c) except to the extent the Company shall have been materially prejudiced by the failure of the Investor Indemnitee to make such notification. In case any such action, suit, claim or proceeding is brought against an Investor Indemnitee, the Company shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Investor Indemnitee, and after notice from the Company to the Investor Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to such Investor Indemnitee under this Section 7.2(c) for any legal or other expense subsequently incurred by such Investor Indemnitee in connection with the defense thereof; provided that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the Investor Indemnitee reasonably determines that there may be a conflict between the positions of the Company and of the Investor Indemnitee in defending such claim or action, then the Investor Indemnitee’s separate counsel shall be entitled to participate in and conduct the defense, and the Company shall be liable to any legal or other expenses incurred by the Investor Indemnitee in connection with the defense; provided that in no event shall the Company be required to pay the fees or expenses of more than one counsel other than its own. The Company shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company further agrees that it shall not, without the Investor Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not any Investor Indemnitee is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of the Series D Investor or Series E Investors and each other Investor Indemnitee from all liability arising out of such action, suit, claim or proceeding.

(iv)           If the indemnification provided for in this Section 7.2(c) is held by a court of competent jurisdiction to be unavailable to an Investor Indemnitee with respect to any loss, liability, claim, damage, or expense referred to therein, then the Company, in lieu of indemnifying such Investor Indemnitee hereunder, shall contribute to the amount paid or payable by such Investor Indemnitee as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Investor Indemnitee on the other in connection with the actions or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Company and of the Investor Indemnitee shall be determined by reference to, among other things, whether the action, suit, claim proceeding, cost, damage, judgment, amount paid in settlement or expense at issue arose in part due to wrongful conduct of the Investor Indemnitee.

(v)           The Company and each Series D/E Representative shall enter into the Company’s standard director indemnification agreement, pursuant to which the Company shall indemnify each Series DE Representative to the furthest extent permitted by law. The indemnification provided by such agreement shall supersede and replace the indemnification provided by Section 7.2(c)(i) with respect to claims relating to or arising out of Series D/E Representative’s position on the Board of Directors of the Company which claims are covered under such agreement and in respect of which claims indemnification is actually being provided under such agreement.

(vi)           Prior to a Qualified PO, the Company shall maintain directors’ and officers’ insurance covering the Series D/E Representatives in an amount and on terms not less favorable than the most favorable terms of such insurance (if any) maintained by the Company for its other directors and officers. Following a Qualified PO, the Company shall use reasonable commercial efforts to maintain such directors’ and officers’ insurance covering the Series D/E Representatives, provided that such insurance is available for the Company’s Board of Directors at commercially reasonable rates.

(vii)           The rights of Series D Investor and Series E Investors under this Section 7.2(c) shall be in addition to any liability that the Company might otherwise have to the Series D Investor, Series E Investors and the Series D/E Representatives under the Series D Agreement, Series E Agreement, the Restated Articles, at common law or otherwise.

(d)           Legal Requirements. Each of the Company, the Series D Investor and the Series E Investors shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by the Series D Agreement or Series E Agreement (including finishing all information required in connection with approvals of or filings with any governmental entity relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and shall promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by the Series D Agreement and Series E Agreement.

7.3           Termination of Covenants and Certain Rights of the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investor, the Series E Investors, the Series G Investors and the Series H Investors. All covenants of the Company set forth in Sections 7.1 and 7.2 shall terminate in all respects and be of no further force or effect immediately prior to the earliest of (i) the closing of a Qualified IPO (it being understood that solely for the purposes of this Section 7.3 with respect to termination of a covenant to which a Series A Investor is a party, any firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act shall constitute a “Qualified IPO”), (ii) such time as the Company becomes subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, or (iii) the occurrence of a Change of Control.

SECTION 8

MISCELLANEOUS

8.1           Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California.

8.2           Entire Agreement; Amendment.

(a)           This Agreement constitutes the full and entire understanding and agreement and supersedes any existing agreement between the parties with regard to the subject matter hereof, including without limitation the Prior Investor Rights Agreement. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Holders holding not less than a majority-in-interest of the issued or issuable Conversion Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144) (a “Majority-in-Interest”); provided, however, that Holders purchasing Shares under the Series H Agreement after the Initial Closing (each as defined in the Series H Agreement) may become parties to this Agreement without any amendment to this Agreement pursuant to this section or any consent or approval of any party hereto; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats the shares of any series or class of capital stock of the Company held by any Holder differently from the shares of the same series or class of capital stock of the Company held by other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder. Each Holder acknowledges that by the operation of this paragraph, and except as expressly provided herein, a Majority-in-Interest will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

(b)           Sections 4, 5 and 6 may only be amended with the consent of all of (x) the Company and (z) a Majority-in-Interest; provided, however, if any such amendment would have an adverse effect on any or all Founders, the consent of holders of a majority of the Qualified Conversion Shares held by the Founders shall also be required.

(c)           Section 7.1(a) through 7.1(c) may only be amended with the consent of all of (x) the Company and (y) a Majority-in-Interest, but excluding any Conversion Stock issued or issuable to the Series F Investors.

(d)           Section 7.1(d) may only be amended with the consent of all of (x) the Company and (y) the holders of a majority-in-interest of the Conversion Stock issued or issuable to the Series G Investors and the Series H Investors, voting together on an as-converted to Common Stock basis.

(e)           Section 7.2(a) and (b) may only be amended with the consent of all of (x) the Company and (y) a Majority-in-Interest, but excluding any Conversion Stock issued or issuable to the Series A Investors and the Series F Investors.

(f)           Section 7.2(c) may only be amended with the consent of all of (x) the Company and (y) the holders of a majority-in-interest of the Conversion Stock issued or issuable to the Series D Investor and the Series E Investors.

(g)           Sections 7.3 and 8.2 may be amended by the consent of the Company and those Investors whose approval would be required to amend any section of the Agreement to which such sections relate.

8.3           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, express courier or electronic mail, or otherwise delivered by hand, messenger or facsimile, addressed (a) if to an Investor, at the Investor’s address (including electronic mail address) or facsimile number set forth on the Schedule of Investors, or at such other address (including electronic mail address) or facsimile number as the Investor shall have furnished to the Company in writing, (b)if to the Company, the Founders or the Common Holders, at the address or facsimile number set forth on the signature page of this Agreement and addressed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investors. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, by messenger, by facsimile with receipt confirmed or by electronic mail with receipt confirmed or, if sent by registered or certified mail or express courier, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of registered or certified mail or express courier, addressed and mailed as aforesaid.

8.4           Successors and Assigns. Except as otherwise set forth in Section 2.13 and Section 7, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives; provided, however, that, in addition to the requirements of Section 2.13, the right of first refusal and co-sale rights set forth in Section 4 and Section 5 hereof shall not be assignable by an Eligible Investor except to a transferee who acquires at least ten thousand (10,000) shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred Series G Preferred or Series H Preferred, as the case may be (or Qualified Conversion Shares issued upon conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred or Series H Preferred, as the case may be) (as adjusted for Recapitalizations after the date hereof) and who agrees in writing to be bound by the applicable terms of this Agreement.

8.5           Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing and as set forth in Section 8.2 above. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy occurring to the Company, upon any breach or default of the holder under this Agreement, shall impair any such right, power, or remedy of the Company, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company of any breach of default under this Agreement, or any waiver on the part of the Company of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company, shall be cumulative and not alternative.

8.6           Expenses. The Company and each Investor shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby (except as otherwise provided herein or in the Series H Agreement or in the Exhibits to the Series H Agreement executed contemporaneously herewith) and any amendments or waivers hereto.

8.7           Attorneys’ Fees. In the event of any litigation in a court of competent jurisdiction or arbitration in accordance with Section 8.9 arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be entitled to recover reasonable legal fees and costs in connection with such action.

8.8           Reverse Stock Split. In the event the Company does a reverse stock split or share combination, such reverse stock split or share combination shall affect the share holding of all shareholders of the Company proportionately.

8.9           Arbitration.

(a)           At the option of (i) the Company or (ii) a Majority-in-Interest, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement, shall be decided by arbitration by the American Arbitration Association (the “Association”) in accordance with the rules and regulations of the Association.

(b)           The arbitrators shall be selected as follows: In the event the Company and a Majority-in-Interest agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and a Majority-in-Interest do not so agree, the Company and a Majority-in-Interest shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

(c)           Arbitration shall take place at San Francisco, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or the Investors and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The provisions of California Code of Civil Procedure Section 1283.05 (permitting depositions to be taken and discovery to be obtained) are incorporated into and made applicable to any arbitration hereunder. The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(d)           Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

8.10           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.11           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

8.12           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. The foregoing Agreement is executed as of the date first above written.

8.13           Amendment of Prior Investor Rights Agreement. The Prior Investor Rights Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 8.2 of the Prior Investor Rights Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Investor Rights Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

[Remainder of Page Intentionally Left Blank]

The foregoing Agreement is executed as of the date first above written.

“COMPANY”

QUARK PHARMACEUTICALS, INC. a California corporation

By:	/s/ D. Zurr
Daniel Zurr, Ph.D. Chief Executive Officer

Address:	6501 Dumbarton Circle
Fremont, CA 94555

Fax:	(510) 402-4021

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“COMMON HOLDERS” AND “FOUNDERS”

David M. Fineman and Ellen Gunn
Fineman, Trustees of the Fineman
Revocable Trust dated 2/12/97

By:_________________________________

Print:_______________________________

Title:_______________________________

Claire F. Gunn, as Custodian for Chloe
Rose Fineman Under the California
Uniform Transfers to Minors Act

By:_________________________________

Print:_______________________________

Title:_______________________________

Claire F. Gunn, as Custodian for Emma
Hart Fineman Under the California
Uniform Transfers to Minors Act

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Bonnee Rubinfeld

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Bonnee and Loretta Rubinfeld JTWROS

By:_________________________________

Print:_______________________________

The J. Gregory Swendsen Revocable
Living Trust Dated February 1, 2001

By:_________________________________

Print:_______________________________

Title:_______________________________

The Susan H. Bell Revocable Trust U/A
Dated January 31, 2001

By:_________________________________

Print:_______________________________

Title:_______________________________

/s/ D. Zurr
Daniel Zurr

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Goddard and Ephrat Trust Company
fbo Mr. Daniel Zurr

By:_________________________________

Print:_______________________________

Title:_______________________________

____________________________________
John V. Roos

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES A INVESTORS”

________________________________________
Patricia L. Berns

Deborah R. Bernstein and Harvey S. Hecht

By:______________________________________

Print:_____________________________________

________________________________________
Gayle Brooks

________________________________________
Robert Bruckman

Robert and Mari Bruckman

By:______________________________________

Print:_____________________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Robert Bruckman, M.D. Money Purchase Pension Plan

By:_________________________________

Print:_______________________________

Title:_______________________________

Robert Bruckman, M.D. Profit Sharing Plan

By:_________________________________

Print:_______________________________

Title:_______________________________

Joel Sklar, Mark Wexman & Jarold Young
as TTEES for Cardiology Assoc. of Marin
and San Francisco 401(k) FBO: Mark Wexman

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Jerome C. Dougherty, TTEE for Jerome
Dougherty Attorney at Law Money
Purchase Pension & Profit Sharing Plan Trust

By:_________________________________

Print:_______________________________

Title:_______________________________

Fineman, TTEE for the Gunn-Fineman
Inc. Profit Sharing & Money Purchase
Pension Trust

By:_________________________________

Print:_______________________________

Title:_______________________________

First Trust Corporation, TTEE fbo Harvey
S. Hecht IRA M619043-0001

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Lois Pat Lee Gintjee, TTEE of the Lois Pat
Lee Gintjee Living Trust Dated November 19, 1996

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Jeffrey A. Hawkins

___________________________________
Jonathan D. Hawkins

Joyce Hawkins, Trustee of the Hawkins
Family Trust dated March 18, 1991

By:_________________________________

Print:_______________________________

Title:_______________________________

Roger W. Hedin, M.D. and Mary A. Hedin

By:_________________________________

Print:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

IRA FBO Donald T. Campbell/DLJSC as
Custodian/Rollover Account

By:_________________________________

Print:_______________________________

Title:_______________________________

Lois Pat Lee Gintjee, TTEE of the Lois Pat
Lee Gintjee Living Trust Dated November 19, 1996

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Bonnie J. Lawless

The Trust of Robert M. and Bernadine T. Lawless

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Kathleen Lewis, M.D. and Julien Hoffman

By:_________________________________

Print:_______________________________

MLPF & S, Custodian FPO David L. Austin RRA

By:_________________________________

Print:_______________________________

Title:_______________________________

MLPF & S, Custodian FPO Frances M. Austin RRA

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
W. Scott Newhall

Polly Sue Ogden, Trustee, Polly Ogden
Associates KEOGH Profit Sharing &
Money Purchase Pension Plans

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

___________________________________
Donald Oppenheim

Alfred D. Oppenheim and Terri A. Slagle,
Trustees of the Oppenheim/Slagle Family
Trust U/T/A Dated 8/12/1991

By:_________________________________

Print:_______________________________

Title:_______________________________

Peter F. and Sylvia Oppenheim, Trustees of
the Oppenheim Family Trust U/T/A Dated
June 12, 1974

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Christian Pardee Erdman

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Mark J. Peterson, Trustee, The Mark J.
Peterson Money Purchase Pension Plan

By:_________________________________

Print:_______________________________

Title:_______________________________

Joseph D. Sabella, M.D. and Iris Sabella,
TTEE, Sabella Family Trust Dated May 18, 1987

By:_________________________________

Print:_______________________________

Title:_______________________________

San Francisco Neonatology Medical Group
Profit Sharing FBO Terri A. Slagle

By:_________________________________

Print:_______________________________

Title:_______________________________

San Francisco Neonatology Medical Group
Profit Sharing FBO Kathleen Lewis, M.D.

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

San Francisco Neonatology Medical Group
Profit Sharing FBO Steven Goldman, M.D.

By:_________________________________

Print:_______________________________

Title:_______________________________

Jack and Meredith Sender

By:_________________________________

Print:_______________________________

Gerald L. and Donna E. Vercesi, Trustees
of the Vercesi Family Trust Dated
December 15, 1994

By:_________________________________

Print:_______________________________

Title:_______________________________

James L. and Cassandra H. Warren

By:_________________________________

Print:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Mark Wexman, M.D. and Karen Wexman

By:_________________________________

Print:_______________________________

WS INVESTMENT COMPANY 94A

By:_________________________________

Title:_______________________________

Diane C. and Howard B. Zack

By:_________________________________

Print:_______________________________

___________________________________
John Ziegler

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES B PURCHASERS”

Delaware Charter Guarantee & Trust Co.
fbo James L. Warren IRA H10-6180292

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Steven Goldman

IRA FBO Donald T. Campbell/DLJSC as
Custodian/Rollover Account

By:_________________________________

Print:_______________________________

Title:_______________________________

MLPF & S, Custodian FPO David L. Austin RRA

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Peter and Sylvia Oppenheim, Trustees,
Oppenheim Family Trust dtd June 1974

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Christian Pardee Erdman

TAKO VENTURES, LLC
a California limited liability company

By:  Cephalopod Corporation, Member

By:  Philip B. Simon, President

/s/ Philip B. Simon

___________________________________
Steven J. Wexman

Diane C. and Howard B. Zack

By:_________________________________

Print:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES C INVESTORS”

TAKO VENTURES, LLC
a California limited liability company

By:  Cephalopod Corporation, Member

By:  Philip B. Simon, President

/s/ Philip B. Simon

WS INVESTMENT COMPANY 96B

By:_________________________________

Title:_______________________________

SUPERGEN, INC.,
a California corporation

___________________________________
Joseph Rubinfeld, President

Steven and Diane Goldman, JTWROS

By:_________________________________

Print:_______________________________

___________________________________
Jeffrey A. Hawkins

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Peter and Sylvia Oppenheim, Trustees,
Oppenheim Family Trust dtd June 1974

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
John V. Roos

___________________________________
Joseph Rubinfeld

Diane C. and Howard B. Zack

By:_________________________________

Print:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES D INVESTOR”

TAKO VENTURES, LLC
a California limited liability company

By:  Cephalopod Corporation, Member

By:  Philip B. Simon, President

/s/ Philip B. Simon

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES E INVESTORS”

TAKO VENTURES, LLC
a California limited liability company

By:  Cephalopod Corporation, Member

By:  Philip B. Simon, President

/s/ Philip B. Simon

Delaware Charter Guarantee & Trust Co.
fbo James L. Warren IRA H10-6180292

By:_________________________________

Print:_______________________________

Title:_______________________________

Gerald L. Vercesi and Donna E. Vercesi,
Trustees of the Vercesi Family Trust dated
December 15, 1994

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Christian Pardee Erdman

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Robert M. Lawless, TTEE, The Trust of
Robert M. & Bernadine T. Lawless

By:_________________________________

Print:_______________________________

Title:_______________________________

James L. and Cassandra H. Warren

By:_________________________________

Print:_______________________________

Title:_______________________________

Joel Sklar, Mark Wexman & Jerold Young
as TTEES for Cardiology Assoc. of Marin
and San Francisco 401(k) FBO: Mark Wexman

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES F INVESTORS”

TAISHO PHARMACEUTICAL CO., LTD.

/s/ Akira Uehara
Akira Uehara
President

ASTELLAS PHARMA INC.

/s/ Hirofaini Onosaka
Hirofaini Onosaka
Senior Corporate Officer
Senior Vice President, Corporate Strategy

DAIICHI SANKYO CO., LTD.

Name:_______________________________
Title:________________________________

MITSUBISHI TANABE PHARMA Corporation

Name:_______________________________
Title:________________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

____________________________________
Douglas H. Harlan

____________________________________
Hal P. Harlan

____________________________________
Hugh P. Harlan

Harlan BioProducts for Science, Inc.

By:_________________________________

Print:_______________________________

Title:_______________________________

Harlan Biotech Israel Ltd.

By:_________________________________

Print:_______________________________

Title:_______________________________

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

Harlan Development Company, LLC

By:_________________________________

Print:_______________________________

Title:_______________________________

Harlan Laboratories Ltd.

By:_________________________________

Print:_______________________________

Title:_______________________________

___________________________________
Christian Pardee Erdman

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES G INVESTORS”

TRANS-SCIENCE GLOBAL BIO-TECHNOLOGY FUND

By: SBI Asset Management Co., Ltd.
Its Truster

/s/ Kazuyuki Matsui
Name:  Kazuyuki Matsui
Title:    CEO & President

TS-US NO.1 INVESTMENT PARTNERSHIP

By: Trans-Science, Inc.
Its General Partner

/s/ Seiji Nakano
Name:  Seiji Nakano
Title:    President & CEO

ASUKA DBJ INVESTMENT LPS

By: Asuka DBJ Partners Co., Ltd.
Its General Partner

/s/ Toru Mio
Name:  Toru Mio
Title:    Representative Director

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

MUFG VENTURE CAPITAL I, LIMITED PARTNERSHIP

By: The Mitsubishi UFJ Capital Company
Limited, its General Partner

/s/ Kazuhiko Tokita
Name:  Kazuhiko Tokita
Title:    President

ORIX FUND NO. 9

By: Orix Capital Corporation

/s/ Kazutaka Shimoura
Name:  Kazutaka Shimoura
Title:    President

CONCORDIA INVESTMENT, L.P.

______________________________________
Name:  Hirotoshi Komoda
Title:    CEO & President, Birdhill,
 Its General Partner

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

TRANS-SCIENCE NO.3 INVESTMENT LIMITED PARTNERSHIP

By:  Trans-Science, Inc.
Its General Partner

/s/ Seiji Nakano
Name:  Seiji Nakano
Title:  President & CEO

TOKIO MARINE & NICHIDO FIRE INSURANCE CO., LTD.

New Financial Markets Dep

_________________________________
Name:  Takashi Yoshikawa
Title:    General Manager

ZENSHIN CAPITAL FUND 1F PARTNERSHIP

By:  Zenshin Capital Partners, LLC
Its General Partner

/s/ Takeshi Mori
Name:  Takeshi Mori
Title:  Managing Member

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

“SERIES H INVESTORS”

TS-US No. 3 INVESTMENT LIMITED PARTNERSHIP

By:  Trans-Science, Inc.
Its:  General Partner

/s/ Seiji Nakano
Name:  Seiji Nakano
Title:    President & CEO

SBI Bond & Private Equity Fund Ⅲ

By:  SBI Asset Management
Its: General Partner

/s/ Kazuyuki Matsui
Name:  Kazuyuki Matsui
Title:    CEO & President

TSI No. 1 INVESTMENT LIMITED PARTNERSHIP
(“Tokumei-Kumiai”)

By:  Trans-Science Investment, Inc
Its:  General Partner (“Eigyo-sha”)

/s/ Seiji Nakano
Name:  Seiji Nakano
Title:    President & CEO

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

SBI Investment Co., Ltd.

Its: Representative Director

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

SBI BROADBAND FUND No. 1 LIMITED PARTNERSHIP

By: SBI Investment Co., Ltd.
Its: General Partner

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

SBI BROADBAND CAPITAL Co., Ltd.

By:  SBI Investment Co., Ltd.
Its:  Representative Director

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

SBI BB Media Investment Limited Partnership

By:  SBI Investment Co., Ltd.
Its: General Partner

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

SBI BB Mobile Investment LPS

By:  SBI Investment Co., Ltd.
Its: General Partner

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

SBI Bio Life Science Investment LPS

By:  SBI Investment Co., Ltd.
Its: General Partner

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

SBI LIFE SCIENCE TECHNOLOGY INVESTMENT LPS

By: SBI Investment Co., Ltd.
Its: General Partner

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:    Representative Director & COO

SBI LIFE SCIENCE TECHNOLOGY II INVESTMENT LPS

By:  SBI Investment Co., Ltd.
Its: General Partner

/s/ Takashi Nakagawa
Name:  Takashi Nakagawa
Title:  Representative Director & COO

MUFG VENTURE CAPITAL I, LIMITED PARTNERSHIP

By:  The Mitsubishi UFJ Capital Company Limited,
its General Partner

__________________________________
Name:  Kazuhiko Tokita
Title:    President

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

DAFNA LifeScience Ltd.

/s/ Nathan Fischel
Name:  Nathan Fischel, M.D., CFA
Title:    Chief Executive Officer of Investment
Manager, DAFNA Capital Management, LLC
on behalf of DAFNA LifeScience Ltd.

DAFNA LifeScience Select Ltd.

/s/ Nathan Fischel
Name:  Nathan Fischel, M.D., CFA
Title:  Chief Executive Officer of Investment
Manager, DAFNA Capital Management, LLC
on behalf of DAFNA LifeScience Select Ltd.

[Signature Page to Quark Pharmaceuticals, Inc.
Fourth Amended and Restated Investors Rights Agreement]

EXHIBIT A

LIST OF COMMON HOLDERS

David M. Fineman and Ellen Gunn Fineman,

Claire F. Gunn, Custodian for Chloe Rose Fineman Under the California Uniform Transfers to Minors Act

Claire F. Gunn, Custodian for Emma Hart Fineman Under the California Uniform Transfers to Minors Act

John V. Roos

Bonnee Rubinfeld
Bonnee Rubinfeld and Loretta Rubinfeld, JTWROS

J. Gregory Swendsen
The J. Gregory Swendsen Revocable Living Trust Dated February 1, 2001

Susan Bell
The Susan H. Bell Revocable Trust U/A Dated January 31, 2001

Daniel Zurr
Goddard and Ephrat Trust Company
fbo Mr. Daniel Zurr

EXHIBIT B

LIST OF FOUNDERS

Founder’s Name	Address
Daniel Zurr Goddard and Ephrat Trust Company Ltd. f/b/o Mr. Daniel Zurr	QBI Enterprises Ltd. P.O. Box 895 Omer, 84965 Israel

Daniel Zurr	QBI Enterprises Ltd. P.O. Box 895 Omer, 84965 Israel

David M. and Ellen Gunn Fineman, Trustees of the Fineman Revocable Trust dated 2/12/97	Quark Pharmaceuticals, Inc. 6501 Dumbarton Circle Fremont, CA 94555

The J. Gregory Swendsen Revocable Living Trust Dated February 1, 2001	Swendsen & Company 703 Market Street, Suite 906 San Francisco, CA 94103

The Susan H. Bell Revocable Trust U/A Dated January 31, 2001	POB 31295 Santa Fe, NM 87594

Bonnee Rubinfeld Bonnee Rubinfeld and Loretta Rubinfeld, JTWROS	5304 Blackhawk Drive Danville, CA 94506

Claire F. Gunn, Custodian for Chloe Rose Fineman under the California Uniform Transfers to Minors Act	Quark Pharmaceuticals, Inc. 6501 Dumbarton Circle Fremont, CA 94555

Claire F. Gunn, Custodian for Emma Hart Fineman under the California Uniform Transfers to Minor Act	Quark Pharmaceuticals, Inc. 6501 Dumbarton Circle Fremont, CA 94555